As filed with the Securities and Exchange Commission on September 11, 2013
Registration No. 333-44734
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-1 REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
_______________________
Multiband Corporation
(Exact name of registrant as specified in its charter)

Minnesota	4813	41-1255001
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

5605 Green Circle Drive Minnetonka, Minnesota 55343 (763) 504-3000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
James L. Mandel President and Chief Executive Officer 5605 Green Circle Drive Minnetonka, Minnesota 55343 (763) 504-3000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Steven M. Bell, Esq. Chief Financial Officer Multiband Corporation 5605 Green Circle Drive Minnetonka, Minnesota 55343 Telephone: (763) 504-3000 Facsimile: (763) 504-3141

Approximate date of commencement of proposed sale to the public: Not applicable.

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:   ☐

 If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer ☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

This Post-Effective Amendment shall become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended, on such date as the Commission, acting pursuant to Section 8(c), may determine.

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 2 relates to the Registration Statement on Form S-1 (File No. 333-44734) filed by Multiband Corporation, a Minnesota corporation (f/k/a Vicom, Incorporated) (the “Company”), with the Securities and Exchange Commission on August 29, 2000, as amended by (i) Amendment No. 1 filed September 14, 2000 and (ii) Post-Effective Amendment No. 1 filed November 17, 2000 (the “Registration Statement”). Pursuant to the Registration Statement, the Company registered 65,000 subordinated debentures.

On August 30, 2013, pursuant to the Agreement and Plan of Merger dated as of May 21, 2013, by and among the Company, Goodman Networks Incorporated, a Texas corporation (“Parent”) and Manatee Merger Sub Corporation, a Minnesota corporation and wholly owned subsidiary of Parent (“Merger Sub”), Merger Sub merged with and into the Company, with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent (the “Merger”).

In connection with the Merger, the Company has terminated all offerings of the Company’s securities pursuant to the Registration Statement as of the date hereof. Accordingly, pursuant to the undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities of the Company which remain unsold at the termination of the offering, the Company hereby removes from registration, by means of this Post-Effective Amendment No. 2 to the Registration Statement, all of the subordinated debentures which were registered under the Registration Statement that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Minnetonka, State of Minnesota, on September 11, 2013.

MULTIBAND CORPORATION

By:	/s/ James L. Mandel
Name:	James L. Mandel
Title:	President and Chief Executive Officer

Note: Pursuant to Rule 478 of the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment No. 2 to the Registration Statement.